Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporate by reference in the Registration Statement on Form S-1( Registration No. 333-154415) of our report dated March 11, 2009 relating to the financial statements of SmartHeat, Inc. (formerly known as Shenyang Taiyu Machinery & Electronic Equipment Co., Ltd.), which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the references to us under the headings “Experts” in such Registration Statement.

Goldman Parks Kurland Mohidin LLP
Encino, California
March 18, 2009